EXHIBIT 32.2

CERTIFICATION OF EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER

SYNERGY PHARMACEUTICALS INC.

FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2017

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Executive Vice President, Chief Financial Officer of Synergy Pharmaceuticals Inc., a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended June 30, 2017 and filed with the Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 9, 2017	/s/ GARY G. GEMIGNANI
Gary G. Gemignani
Executive Vice President, Chief Financial Officer